SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Neuberger Berman Income Funds
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Neuberger Berman Income Funds
Neuberger Berman New York Municipal Income Fund
April 30, 2018
Dear Shareholder:
The attached Proxy Statement discusses a proposal to be voted upon by the shareholders of Neuberger Berman New York Municipal Income Fund (the “Fund”), a series of Neuberger Berman Income Funds.  As a shareholder of the Fund, you are being asked to review the Proxy Statement and cast your vote on the proposal.
The Board of Trustees unanimously recommends that shareholders vote FOR the proposal.
The proposal seeks to change the Fund’s fundamental policy to no longer require that the Fund invest 80% of its net assets in securities of municipal issuers that provide interest income that is exempt from New York State and New York City personal income taxes.  The Fund will continue to invest 80% of its net assets in securities of municipal issuers that provide interest income that is exempt from federal income tax and securities the interest on which may be a tax preference item for purposes of the federal alternative minimum tax.  In addition, the fundamental policy will be revised to clarify that the Fund may also invest in other investments that provide such investment exposure and to add that the phrase “net assets” in the fundamental policy includes any borrowings for investment purposes.

A change to the Fund’s fundamental investment policies requires the approval of shareholders. Shareholder approval of this change would enable the Fund to invest in securities of municipal issuers throughout the U.S. and its territories and possessions and the Fund would diversify away from its focus on New York.

These changes are expected to materially affect the manner in which the investment program is conducted.  In addition, while the Fund’s distributions will continue to be generally exempt from federal income tax, most of the Fund’s distributions will no longer be exempt from New York City and New York State personal income taxes.  Please note that given the Fund’s current focus on New York bonds and the expected likely continuing importance of New York as a significant issuer of new bonds, New York bonds will continue to play a role in the portfolio. Net investment income earned from investments in New York bonds will generally generate income that is not subject to New York State or New York City personal income taxes.  However, the amount of exposure to such bonds will depend on market conditions.   As is currently the case, the Fund may continue to invest in securities the interest on which may be a tax preference item for purposes of the federal alternative minimum tax.

Why are you being asked to approve this change?
Neuberger Berman Investment Advisers LLC (“NBIA”), the investment manager of the Fund, believes it is important to introduce impact investing in the municipal space.  Impact investing means investments are made into municipal securities with the intention to generate social and environmental impact alongside a financial return.  As such, if the proposal is approved, the Fund would change its principal investment strategies to invest mainly in securities of municipal issuers that finance projects that support beneficial environmental and social outcomes in U.S. communities, targeting positive impact alongside a financial return. In order to provide greater investment diversification and improved opportunity for attractive yield given the new impact oriented strategy, the Fund is proposing to expand the investment universe from New York-only to include municipal securities of issuers throughout the U.S. and its territories.  If the proposal is approved, it is anticipated that the Fund would also change its name to Neuberger Berman Municipal Impact Fund.
The Fund’s current goal is to seek high current income exempt from federal income tax and New York State and New York City personal income taxes that is consistent with low risk to principal and has total return as a secondary goal. If the shareholders approve the proposal and other changes are made as described in the Proxy Statement, the Fund’s revised goal will be to seek high current income exempt from federal income tax by investing in municipal securities that fund projects that support positive social and environmental outcomes with a bias to underserved communities and will have total return as a secondary goal.
NBIA believes that changing the Fund’s fundamental policy, along with other changes described in the Proxy Statement, including the flexibility to invest across the credit quality spectrum, will provide greater flexibility for investments and improved opportunity for attractive yield.
In addition, if shareholders of the Fund approve the proposed change, the total annual operating expenses for Institutional Class shares, which is currently 0.92% of average net assets, would be capped at 0.43% of average net assets (subject to certain exclusions described in the Proxy Statement) for at least three years.
Your vote is important.  To avoid the additional expense of further solicitation, we ask your cooperation in responding promptly, no matter how large or small your holdings may be.  After reviewing the attached Proxy Statement, please indicate your voting instructions on the enclosed proxy card, sign and date it, and return it promptly in the enclosed postage paid envelope, or help us save time and postage costs by voting by telephone or through the internet -- instructions can be found on your proxy card.  If we do not hear from you by May 15, 2018, our proxy solicitor may contact you.

If you have any questions, please call 1-800-877-9700.  Our representatives will be glad to assist you.  Thank you for your response and your continued support of the Neuberger Berman Funds.
Very truly yours,

/s/ Robert Conti

Robert Conti
President and Chief Executive Officer
Neuberger Berman Income Funds

____________________________
The “Neuberger Berman” name and logo and “Neuberger Berman Investment Advisers LLC” are registered service marks of Neuberger Berman Group LLC.  The individual Fund name in this Proxy Statement is either a service mark or a registered service mark of Neuberger Berman Investment Advisers LLC.  ©2018 Neuberger Berman BD LLC, distributor.  All rights reserved.

Instructions for Signing Proxy Cards

The following general rules for signing proxy cards may be of assistance to you and may help avoid the time and expense involved in validating your vote if you fail to sign your proxy card properly.

1.  Individual Accounts: Sign your name exactly as it appears in the registration on the proxy card.

2.  Joint Accounts: Either owner may sign, but the name of the party signing should conform exactly to a name shown in the registration on the proxy card.
3.  Other Accounts: The capacity of the individual signing the proxy card should be indicated either in the form of the account registration itself or by the individual signing the proxy card.  For example:
Registration	Valid Signature

Corporate Accounts
(1) ABC Corp.	John Doe, Treasurer
(2) ABC Corp.
c/o John Doe, Treasurer	John Doe
(3) ABC Corp. Profit Sharing Plan	John Doe, Trustee

Trust Accounts
(1) ABC Trust	Jane B. Doe, Trustee
(2) Jane B. Doe, Trustee u/t/d 12/28/78	Jane B. Doe

Custodian or Estate Accounts
(1) John B. Smith, Cust. f/b/o
John B. Smith, Jr. UGMA	John B. Smith
(2) John B. Smith	John B. Smith, Jr., Executor
YOUR VOTE IS IMPORTANT.

PLEASE VOTE YOUR SHARES PROMPTLY.

You may receive more than one proxy card depending on how you hold shares of the Fund.  Please fill out and return each enclosed proxy card.

Shareholders are invited to attend the Meeting in person.  Any shareholder who does not expect to attend the Meeting is urged to review the attached Proxy Statement and vote using the instructions that appear on the enclosed proxy card(s).

To avoid the additional expense of further solicitation, we ask your cooperation in responding promptly, no matter how large or small your holdings may be.

Neuberger Berman Income Funds
Neuberger Berman New York Municipal Income Fund

1290 Avenue of the Americas
New York, New York 10104
 800-877-9700
_________________________
NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
To Be Held on June 13, 2018
_________________________
April 30, 2018

Who is asking for your vote?
The Board of Trustees of Neuberger Berman Income Funds, on behalf of Neuberger Berman New York Municipal Income Fund (the “Fund”).
Where will the meeting be held?
The meeting will be held at the offices of Neuberger Berman Investment Advisers LLC, 1290 Avenue of the Americas, 42nd Floor, New York, New York, on June 13, 2018, at 2:30 p.m. Eastern Time.
What proposal are you being asked to vote on?
The Board of Trustees is proposing that the Fund’s shareholders approve a change to the Fund’s fundamental policy to no longer require that the Fund invest 80% of its net assets in securities of municipal issuers that provide interest income that is exempt from New York State and New York City personal income taxes. The Fund will continue to invest 80% of its net assets in securities of municipal issuers that provide interest income that is exempt from federal income tax and securities the interest on which may be a tax preference item for purposes of the federal alternative minimum tax.  In addition, the fundamental policy will be revised to clarify that the Fund may also invest in other investments that provide such investment exposure and to add that the phrase “net assets” in the fundamental policy includes any borrowings for investment purposes.  Such other investments may include investments in exchange-traded funds or other investment companies as well as derivatives, if they provide interest income that is exempt from federal income tax; however, the interest on such investments may be a tax preference item for purposes of the federal alternative minimum tax. A change to the Fund’s fundamental investment policies requires the approval of shareholders. Shareholder approval of this change would enable the Fund to invest in securities of municipal issuers throughout the U.S. and its territories and possessions.

What other changes are occurring with this proposed change?
If shareholders of the Fund approve the proposed change to the Fund’s fundamental policy, it is currently anticipated that the Fund will make the following additional changes:
•	the Fund will change its name to Neuberger Berman Municipal Impact Fund;
•
the Fund will change its principal investment strategies to invest mainly in municipal debt securities across the credit spectrum that finance projects that support beneficial environmental and social outcomes in U.S. communities, targeting positive impact alongside a financial return (examples of positive social outcomes include improving access to basic needs such as housing, education, and health services, and examples of positive environmental outcomes include addressing climate change, providing for energy needs in a sustainable manner, and conserving the natural environment);

•	the Fund will be managed as a diversified investment company (the Fund currently is permitted to operate as a non-diversified investment company);
•
the Fund may invest in securities that are non-investment grade (commonly known as “junk bonds”) (the Fund currently invests in securities that are deemed investment grade at the time of investment) and may avail itself of a wider range of investment types, such as derivatives, exchange-traded funds or other investment companies, illiquid investments, inflation-linked debt securities, inverse floaters, mortgage- and asset-backed securities, private placements and other restricted securities, tender option bonds, U.S. government securities, variable and floating rate securities, when-issued and forward settling securities, and zero coupon bonds.  These changes are expected to materially affect the manner in which the Fund’s investment program is conducted and will change the risk profile of the Fund; and

•
the total annual operating expenses for Institutional Class shares, which is currently 0.92% of average net assets, would be capped at 0.43% of average net assets (subject to certain exclusions described in the Proxy Statement) for at least three years.

Are there any significant tax implications related to this change?
If this change is approved, the Fund will transition to a fund that invests in issuers of municipal securities throughout the U.S., including its territories and possessions.  While the Fund’s distributions will continue to be generally exempt from federal income tax and securities that accrue interest which may be a tax preference item for purposes of the federal alternative minimum tax, most of the Fund’s distributions will no longer be exempt from New York City and New York State personal income taxes.  Please note that given the Fund’s current focus on New York bonds and the expected likely continuing importance of New York as a significant issuer of new bonds, New York bonds will continue to play a role in the portfolio. Net investment income earned from investments in New York bonds will generally generate income

that is not subject to New York State or New York City personal income taxes.   However, the amount of exposure to such bonds will depend on market conditions. As is currently the case, the Fund may continue to invest in securities the interest on which may be a tax preference item for purposes of the federal alternative minimum tax.  In addition, as the Fund makes the transition, it will realize some capital gains, which will be taxable.
What happens if the proposal is not approved?
If the Fund’s shareholders do not approve the proposal, it is currently anticipated that the Fund would continue to operate under the current fundamental policy and its current investment strategy and expense structure. However, options for the continued viability of the Fund will be evaluated.
Who is eligible to vote?
You are entitled to notice of, and to vote at, the meeting (and any adjournment of the meeting) if you owned shares of the Fund at the close of business on April 19, 2018 (“Record Date”).
What are the different ways to vote your shares?
•
By Mail: You may vote by mail by indicating your voting instructions on the enclosed proxy card, signing and dating it, and returning it in the enclosed postage paid envelope.  Please note that if you sign and date the proxy card but give no voting instructions, your shares will be voted “for” the proposal described above.

•	By Phone: You may vote by telephone by calling the number on your proxy card.
•	Through the Internet: You may vote through the internet by visiting the website listed on your proxy card.
•	In Person: If you plan to attend the meeting, you may vote in person.
Please note that if you vote by executing and returning a proxy and then you attend the meeting and vote in person, your proxy will be automatically revoked.  If you plan to attend the meeting, please call the Fund at 1-800-877-9700.
We will admit to the meeting:  (1) all shareholders of record of the Fund as of the Record Date; (2) persons holding proof of beneficial ownership at the Record Date, such as a letter or account statement from a broker; (3) persons who have been granted proxies; and (4) such other persons that we, in our sole discretion, may elect to admit.  All persons wishing to be admitted to the meeting must present photo identification.
Proxy cards submitted by corporations and partnerships will not be voted unless they are signed by the appropriate person(s) as indicated in the voting instructions on the proxy cards.
Any additional proposals submitted to a vote at the meeting by anyone other than the officers or Trustees of the Fund may be voted only in person or by written proxy.

Important Notice Regarding the Internet Availability of Proxy Materials for the Special Meeting of Shareholders to be Held on June 13, 2018:  This Notice and the Proxy Statement are available on the internet at www.okapivote.com/NBNYMuni
By order of the Board of Trustees,

/s/ Claudia A. Brandon

Claudia A. Brandon
Secretary
Neuberger Berman Income Funds

April 30, 2018
New York, New York

Neuberger Berman Income Funds
Neuberger Berman New York Municipal Income Fund

1290 Avenue of the Americas
New York, New York 10104
 1-800-877-9700

PROXY STATEMENT

This Proxy Statement, which includes a Notice of Special Meeting of Shareholders and a proxy card, is for the special meeting of shareholders of Neuberger Berman New York Municipal Income Fund (the “Fund”), a series of Neuberger Berman Income Funds, to be held on June 13, 2018, and any adjournment or postponement thereof (the “Meeting”).
PROPOSAL:  To change the Fund’s fundamental policy to no longer require that the Fund invest 80% of its net assets in securities of municipal issuers that provide interest income that is exempt from New York State and New York City personal income taxes, to add that the Fund may invest in other investments that provide investment exposure to securities of municipal issuers that provide interest income that is exempt from federal income tax, and to add that the phrase “net assets” in the fundamental policy includes any borrowings for investment purposes.
This Proxy Statement, which is first being mailed to shareholders on or about April 30, 2018, sets forth concisely the information that a shareholder of the Fund should know before voting on the Proposal.  It should be read and retained for future reference.
VOTING INFORMATION
The Board of Trustees (the “Board”) of Neuberger Berman Income Funds (the “Trust”) is asking you to sign the enclosed proxy card for use at the Meeting to be held on June 13, 2018, at 2:30 p.m. Eastern time, at the offices of Neuberger Berman Investment Advisers LLC, 1290 Avenue of the Americas, 42nd Floor, New York, New York.
One-third of the Fund’s shares outstanding and entitled to vote on April 19, 2018 (the “Record Date”), represented in person or by proxy, makes up a quorum and must be present for the transaction of business at the Meeting.
If a quorum is not present at the Meeting, or if a quorum is present at the Meeting but sufficient votes to approve the proposal are not received, or for any other reason, the persons named as proxy agents may propose one or more adjournments of the Meeting to permit further solicitation of proxies.  Any such adjournment will require the affirmative vote of a majority of those shares voted in person or by proxy on the question of adjournment.  The persons named as proxy agents will vote in favor of such an adjournment those proxies that they are entitled to vote “FOR” the proposal and will vote against such an adjournment those proxies that are required to be voted “AGAINST” the proposal.
If the enclosed proxy is properly executed and returned in time to be voted at the Meeting, the shares represented by the proxy will be voted in accordance with the instructions marked on the proxy card.  If no instructions are marked on the proxy card, the proxy will be voted “FOR” the proposal described in the accompanying Notice of Special Meeting of Shareholders.  Proxies that reflect “broker
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non-votes” (i.e., shares held by brokers or nominees as to which: (i) instructions have not been received from the beneficial owners or the persons entitled to vote; and (ii) the broker or nominee does not have discretionary voting power) will not be counted for purposes of determining the presence of a quorum and will have no effect on the outcome of the proposal.  Abstentions will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum and will have a negative effect on the outcome of the proposal.  For shares held in individual retirement accounts (IRA, Roth IRA or SIMPLE Retirement plans), the IRA Custodian will vote the shares in the account in accordance with instructions given by the Depositor.  However, if a Depositor fails to provide instructions on how to vote the shares, the Custodian will vote the undirected shares in the same proportions as shares voted in the other individual retirement accounts.
Any shareholder who has given a proxy has the right to revoke it any time prior to its exercise by attending the Meeting and voting his or her shares in person, or by submitting a letter of revocation or a later-dated proxy to the Trust at the address indicated on the envelope enclosed with this Proxy Statement.  Any letter of revocation or later-dated proxy must be received by the Trust prior to the Meeting and must indicate your name and account number to be effective.  Proxies voted by telephone or through the Internet may be revoked at any time before they are voted at the Meeting in the same manner that proxies voted by mail may be revoked.
Proxy solicitations are being made primarily by mail, but may also be made by telephone, by electronic transmission, or by personal interview by officers and employees of Neuberger Berman Investment Advisers LLC (“NBIA”), affiliates of NBIA, or other representatives of the Fund.  NBIA serves as administrator of the Fund.  Neuberger Berman BD LLC, located at 1290 Avenue of the Americas, New York, NY 10104, is the Fund’s principal underwriter.  Proxy solicitations may also be made by Okapi Partners LLC (“Okapi”), our proxy solicitor.  If votes are recorded by telephone, the proxy solicitor will use procedures designed to authenticate shareholders’ identities, to allow shareholders to authorize the voting of their shares in accordance with their instructions, and to confirm that a shareholder’s instructions have been properly recorded.  You may also vote by mail or through a secure Internet site.  Please note that while proxies may be voted by telephone or through the internet with respect to the proposal, a vote on a proposal put forward at the meeting by anyone other than the officers or Trustees of the Trust may be cast only in person or by a paper proxy.
NBIA and its affiliates will not receive any compensation from the Fund for proxy solicitation activities.  For soliciting services, Okapi will be paid fees and expenses of up to approximately $40,000.  The expenses incurred in connection with preparing this Proxy Statement and its enclosures and all solicitations will be evenly split between Management and the Fund.  Any expenses borne by the Fund will not be subject to the expense caps described below.
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As of April 19, 2018, the Fund had the following number of Institutional Class shares outstanding.
Number of Shares Outstanding
3,360,259.217
To the Trust’s knowledge, as of January 31, 2018, the Fund had no beneficial and record owners of five percent or more of Institutional Class shares.
At January 31, 2018, the Trustees and officers of the Trust as a group beneficially owned less than 1% of the shares of the Fund.
Copies of the Fund’s most recent annual report, including financial statements, have previously been delivered to shareholders.  For a free copy of the Fund’s annual report for the fiscal year ended October 31, 2017, including audited financial statements, call 1-800-877-9700 or log-on to www.nb.com or write to NBIA at 1290 Avenue of the Americas, New York, New York 10104.
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PROPOSAL
TO CHANGE THE FUND’S FUNDAMENTAL POLICY TO NO LONGER REQUIRE THAT THE FUND INVEST 80% OF ITS NET ASSETS IN SECURITIES OF MUNICIPAL ISSUERS THAT PROVIDE INTEREST INCOME THAT IS EXEMPT FROM NEW YORK STATE AND NEW YORK CITY PERSONAL INCOME TAXES, TO ADD THAT THE FUND MAY INVEST IN OTHER INVESTMENTS THAT PROVIDE INVESTMENT EXPOSURE TO SECURITIES OF MUNICIPAL ISSUERS THAT PROVIDE INTEREST INCOME THAT IS EXEMPT FROM FEDERAL INCOME TAX, AND TO ADD THAT THE PHRASE “NET ASSETS” IN THE FUNDAMENTAL POLICY INCLUDES ANY BORROWINGS FOR INVESTMENT PURPOSES

The Board, including those Trustees who are not “interested persons” of the Fund (as defined in the Investment Company Act of 1940, as amended (the “1940 Act”), has approved, and recommends that the Fund’s shareholders approve, changing the Fund’s fundamental policy to no longer require that the Fund invest 80% of its net assets in securities of municipal issuers that provide interest income that is exempt from New York State and New York City personal income taxes.  The Fund will continue to invest 80% of its net assets in securities of municipal issuers that provide interest income that is exempt from federal income tax and securities the interest on which may be a tax preference item for purposes of the federal alternative minimum tax.  In addition, the fundamental policy will be revised to clarify that the Fund may also invest in other investments that provide such investment exposure, and to add that the phrase “net assets” in the fundamental policy includes any borrowings for investment purposes.
Neuberger Berman Investment Advisers LLC (“NBIA”), the investment manager to the Fund, recommended this change to the Board in connection with certain other changes to the Fund.  The Board of Trustees also approved a plan to change the Fund’s principal investment strategies to invest mainly in municipal debt securities across the credit spectrum that finance projects that support beneficial environmental and social outcomes in U.S. communities, targeting positive impact alongside a financial return.  The Fund currently invests in securities that are deemed investment grade at the time of investment; in connection with this change, the Fund may invest in securities that are investment grade or non-investment grade (commonly known as “junk bonds”).  The change also would permit the Fund to invest in other types of investments.  In addition, the total annual operating expenses for Institutional Class shares, which are currently 0.92% of average net assets, is expected to be capped at 0.43% of average net assets (excluding interest, taxes, brokerage commissions, dividend and interest expenses relating to short sales, extraordinary expenses, and acquired fund fees and expenses, if any) for at least three years. It is currently anticipated that these changes would only occur if shareholders approve the proposed change to the Fund’s fundamental policy.
NBIA believes that the proposed change, along with the other additional changes, will provide an improved opportunity for attractive yield and will provide shareholders an opportunity to invest in a strategy focused on seeking significant positive social and environmental outcomes alongside investment returns.

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Why am I being asked to vote on this change?
The Fund, like all mutual funds, is required by law to adopt fundamental policies with respect to a limited number of matters. Under the 1940 Act, fundamental investment policies cannot be changed without shareholder approval.
Rule 35d-1 under the 1940 Act (the “Names Rule”), deems it materially deceptive and misleading to have a fund’s name include certain terms unless such fund has adopted a policy to invest, under normal circumstances, at least 80% of the value of its assets in investments that are suggested by its name. The Names Rule imposes specific requirements on “tax-exempt funds” and requires such funds to adopt a fundamental policy to invest, under normal circumstances, either (1) at least 80% of the value of its net assets in investments the income from which is exempt, as applicable, from federal income tax or from both federal and state income tax; or (2) its net assets so that at least 80% of the income that it distributes will be exempt, as applicable, from federal income tax or from both federal and state income tax. The SEC staff has interpreted the Names Rule such that the requirements for “tax-exempt funds” also apply to funds with the term “municipal” in their names, such as the Fund with the proviso that “municipal” funds, such as the Fund, can also include in their 80% test securities the income from which may be a tax preference item for the purpose of the federal alternative minimum tax.
Accordingly, the Fund adopted a fundamental policy to invest at least 80% of its net assets in securities of municipal issuers that provide income that is exempt from federal income tax and New York State and New York City personal income taxes. If shareholders of the Fund approve the change to this fundamental policy, it is anticipated that the Fund will change its name to Neuberger Berman Municipal Impact Fund and will no longer invest 80% of its net assets in securities of municipal issuers that provide interest income that is exempt from New York State and New York City personal income taxes.  The Fund will continue to invest 80% of its net assets in securities of municipal issuers that provide interest income that is exempt from federal income tax and securities the interest on which may be a tax preference item for purposes of the federal alternative minimum tax.  In addition, the Fund would be permitted to include other investments that provide such investment exposure as part of its policy to invest 80% of its net assets in securities of municipal issuers that provide interest income that is exempt from federal income tax and to add that the phrase “net assets” in the fundamental policy includes any borrowings for investment purposes.
The proposed change is set forth in the table below, and the text that is stricken through in the table below will be removed from the current fundamental policy and the text that is underlined in the table below will be added to the current fundamental policy.
Current Fundamental Policy	New Fundamental Policy (if approved by Fund Shareholders)
The Fund normally invests at least 80% of its net assets in securities of municipal issuers that provide income that is exempt from federal income tax and New York State and New York City personal income taxes; however, the Fund may invest without limit in municipal securities that may be a Tax Preference Item.

The Fund normally invests at least 80% of its net assets, plus the amount of borrowings for investment purposes, in securities of municipal issuers that provide interest income that is exempt from federal income tax ~~and New York State and New York City personal income taxes~~ and other investments that provide investment exposure to such securities; however, the Fund may invest without limit in municipal securities that may be a Tax Preference Item.

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What other changes are occurring with this proposed change?
If the proposal is approved, the total annual operating expenses for Institutional Class shares, which are currently 0.92% of average net assets, will be capped at 0.43% of average net assets (excluding interest, taxes, brokerage commissions, dividend and interest expenses relating to short sales, extraordinary expenses, and acquired fund fees and expenses, if any). This undertaking will last until 10/31/2021 and may not be terminated during its term without the consent of the Board of Trustees.  In addition, it is currently anticipated that the Fund would also revise its principal investment strategies to invests in municipal debt securities across the credit spectrum that finance projects that support beneficial environmental and social outcomes in U.S. communities, targeting positive impact alongside a financial return. In pursuing its goal, the Fund would also have the flexibility to invest in a range of other instruments, including derivatives, mortgage-related securities, and when-issued securities.
In connection with these changes to the principal investment strategies, the Fund will be subject to the following additional risks, further discussed in Appendix A: Derivatives Risk, ETF Risk, High Portfolio Turnover Risk, Illiquid Investments Risk, Impact and ESG Criteria Risk, Inflation-Linked Debt Securities Risk, Inverse Floater Risk, Leverage Risk, Lower-Rated Debt Securities Risk, Mortgage- and Asset-Backed Securities Risk, Other Investment Company Risk, Prepayment and Extension Risk, Private Placements and Other Restricted Securities Risk, Risks of Investing in Affiliated Underlying Funds, Tender Option Bonds and Related Securities Risk, U.S. Government Securities Risk, Variable and Floating Rate Instruments Risk, When-Issued and Forward-Settling Securities Risk, and Zero Coupon Bond Risk.
It is also expected that the Fund will be managed as a diversified investment company even though the Fund currently is permitted to operate as a non-diversified investment company.  As a diversified investment company, the Fund may not, with respect to 75% of the value of its total assets, purchase the securities of any issuer (other than securities issued or guaranteed by the U.S. Government or any of its agencies or instrumentalities  or securities issued by other investment companies) if, as a result, (i) more than 5% of the value of the Fund’s total assets would be invested in the securities of that issuer or (ii) the Fund would hold more than 10% of the outstanding voting securities of that issuer.
These changes are expected to materially affect the manner in which the Fund’s investment program is conducted and will be disclosed in an amended prospectus and statement of additional information.
Are there any significant tax implications related to this change?
If this change is approved, the Fund will transition to a fund that invests in issuers of municipal securities throughout the U.S., including its territories and possessions.  While the Fund’s distributions will continue to be generally exempt from federal income tax and securities that accrue interest which may be a tax preference item for purposes of the federal alternative minimum tax, most of the Fund’s distributions will no longer be exempt from New York City and New York State personal income taxes.  Please note that given the Fund’s current focus on New York bonds and the expected likely continuing importance of New York as a significant issuer of new bonds, New York bonds will continue to play a role in the portfolio.  Net investment income earned from investments in New York bonds will generally generate income that is not subject to New York State or New York City personal income taxes.  However, the amount of exposure to such bonds will depend on market conditions. As is currently the case, the Fund may continue to invest in securities the interest on which may be a tax
6

preference item for purposes of the federal alternative minimum tax.  In addition, as the Fund makes the transition, it will realize some capital gains, which will be taxable.
What happens if the proposal is not approved?
If the Fund’s shareholders do not approve the proposal, it is currently anticipated that the Fund would continue to operate under the current fundamental policy and its current investment strategy and expense structure.  However, options for the continued viability of the Fund will be evaluated.
THE BOARD OF TRUSTEES, INCLUDING THE INDEPENDENT TRUSTEES, UNANIMOUSLY RECOMMENDS THAT YOU APPROVE THE PROPOSED CHANGE TO THE FUND’S FUNDAMENTAL POLICY.
REQUIRED VOTE
Approval of the proposal requires the affirmative vote of the lesser of (1) 67% or more of the shares of the Fund present at the Meeting, if more than 50% of the outstanding shares are represented at the Meeting in person or by proxy, or (2) more than 50% of the outstanding shares entitled to vote at the Meeting.
OTHER INFORMATION
Information about NBIA.  NBIA, located at 1290 Avenue of the Americas, New York, New York 10104, serves as the Fund’s investment manager and administrator.  Neuberger Berman BD LLC, located at 1290 Avenue of the Americas, New York, NY 10104, is the Fund’s distributor.  Together, the Neuberger Berman affiliates manage approximately $295 billion in assets (as of December 31, 2017) and continue an asset management history that began in 1939.
Other Matters to Come Before the Meeting.  The Board does not intend to present any other business at the Meeting, nor is it aware that any shareholder intends to do so.  If, however, any other matters are properly brought before the Meeting, the persons named in the accompanying proxy card(s) will vote on those matters in accordance with their judgment.
Shareholder Proposals.  The Trust does not hold annual shareholder meetings.  Shareholders wishing to submit proposals for consideration for inclusion in a proxy statement for a subsequent shareholder meeting should send their written proposals to Neuberger Berman Income Funds, 1290 Avenue of the Americas, New York, New York 10104, so that they will be received a reasonable time prior to any such meeting.
Annual Report and Proxy Statement Delivery.  Please note that only one annual report or proxy statement may be delivered to two or more shareholders of the Fund who share an address, unless the Fund has received instructions to the contrary.  To request a separate copy of an annual report or proxy statement, or for instructions as to how to request a separate copy of such documents or as to how to request a single copy if multiple copies of such documents are received, shareholders should contact the Fund at 1290 Avenue of the Americas, New York, New York 10104 or 1-800-877-9700.
Notice to Banks, Broker Dealers and Voting Trustees and Their Nominees.  Please advise the Trust at 1290 Avenue of the Americas, New York, New York 10104, whether other persons are
7

beneficial owners of Fund shares for which proxies are being solicited and, if so, the number of copies of the Proxy Statement needed to supply copies to the beneficial owners of the shares.
By Order of the Board of Trustees,

/s/ Claudia A. Brandon

Claudia A. Brandon
Secretary

April 30, 2018
8

APPENDIX A

The following risks are described in alphabetical order and not in order of importance or potential exposure:

•
Derivatives Risk. Use of derivatives is a highly specialized activity that can involve investment techniques and risks different from, and in some respects greater than, those associated with investing in more traditional investments, such as stocks and bonds. Derivatives can be highly complex and highly volatile and may perform in unanticipated ways. Derivatives can create leverage, and the Fund could lose more than the amount it invests; some derivatives can have the potential for unlimited losses. Derivatives may at times be highly illiquid, and the Fund may not be able to close out or sell a derivative at a particular time or at an anticipated price. Derivatives can be difficult to value and valuation may be more difficult in times of market turmoil. There may be imperfect correlation between the behavior of a derivative and that of the reference instrument underlying the derivative. Suitable derivatives may not be available in all circumstances, and there can be no assurance that the Fund will use derivatives to reduce exposure to other risks when that might have been beneficial. Derivatives involve counterparty risk, which is the risk that the other party to the derivative will fail to make required payments or otherwise comply with the terms of the derivative. That risk is generally thought to be greater with over-the-counter (OTC) derivatives than with derivatives that are centrally cleared. When the Fund uses derivatives, it will likely be required to provide margin or collateral and/or segregate cash or other liquid assets; these practices are intended to satisfy contractual undertakings and regulatory requirements and will not prevent the Fund from incurring losses on derivatives. Ongoing changes to regulation of the derivatives markets and potential changes in the regulation of funds using derivative instruments could limit the Fund’s ability to pursue its investment strategies. The extent and impact of the regulation are not yet fully known and may not be for some time. New regulation of derivatives may make them more costly, or may otherwise adversely affect their liquidity, value or performance.

Futures. There can be no assurance that, at all times, a liquid market will exist for offsetting a futures contract that the Fund has previously bought or sold and this may result in the inability to close a futures contract when desired. This could be the case if, for example, a futures price has increased or decreased by the maximum allowable daily limit and there is no buyer (or seller) willing to purchase (or sell) the futures contract that the Fund needs to sell (or buy) at that limit price.

Options. When the Fund writes a covered call option, it assumes the risk that it will have to sell the underlying instrument at an exercise price that may be lower than the market price of the instrument, and it gives up the opportunity to profit from a price increase in the underlying instrument above the exercise price. If a call option that the Fund has written is exercised, the Fund will experience a gain or loss from the sale of the underlying instrument, depending on the price at which the Fund purchased the instrument. If a call option that the Fund has written expires unexercised, the Fund will experience a gain in the amount of the premium it received; however, in the case of a covered call, that gain may be offset by a decline in the market value of the underlying instrument during the option period.

When the Fund writes a put option, it assumes the risk that it will have to purchase the underlying instrument at an exercise price that may be higher than the market price of the instrument and the possibility of a loss up to the entire exercise price of each option it sells but without the corresponding opportunity to benefit from potential increases in the value of the underlying instrument. If the market price of the underlying instrument declines, the Fund would expect to suffer a loss. However, the premium the Fund received for writing the put should offset a portion of the decline.

If an option that the Fund has purchased expires unexercised, the Fund will experience a loss in the amount of the premium it paid and the use of those funds.

Swaps. Swap transactions generally do not involve delivery of reference instruments or payment of the notional amount of the contract. Accordingly, the risk of loss with respect to swaps generally is limited to the net amount of payments that the Fund is contractually obligated to make or, in the case of the other party to a swap defaulting, the net amount of payments that the Fund is contractually entitled to receive. If the Fund sells a credit default swap, however, the risk of loss may be the entire notional amount of the swap. Swap agreements may shift the Fund’s investment exposure from one type of investment to another.

Historically, the absence of an organized exchange or market for swap transactions led, in some instances, to difficulties in trading and valuation, especially in the event of market disruptions. Recent legislation requires many swaps to be executed through an organized exchange or regulated facility and cleared through a regulated clearing organization. The swap market is changing as a result of this legislation. The use of an organized exchange or market for swap transactions may not result in swaps being easier to trade or value.

•
ETF Risk. An ETF, which is an investment company, may trade in the secondary market at a price below the value of its underlying portfolio and may not be liquid. An actively managed ETF’s performance will reflect its adviser’s ability to make investment decisions that are suited to achieving the ETF’s investment objectives. A passively managed ETF may not replicate the performance of the index it intends to track.

•
High Portfolio Turnover. The Fund may engage in active and frequent trading and may have a high portfolio turnover rate, which may increase the Fund’s transaction costs, may adversely affect the Fund’s performance and may generate a greater amount of capital gain distributions to shareholders than if the Fund had a low portfolio turnover rate.

•
Illiquid Investments Risk. Illiquid investments frequently can be more difficult to purchase or sell at an advantageous price or time, and there is a greater risk that the investments may not be sold for the price at which the Fund is carrying them. Certain investments that were liquid when the Fund purchased them may become illiquid, sometimes abruptly. An inability to sell a portfolio position can adversely affect the Fund’s value or prevent the Fund from being able to take advantage of other investment opportunities.

•	Impact and ESG Criteria Risk. The Fund’s impact and ESG criteria could cause it to sell or avoid instruments that subsequently perform well. The Fund may underperform funds that do not follow an impact and ESG criteria. Changes in the priorities or policies of the federal government may cause it to reduce or suspend its support for certain types of projects in which the Fund has invested or change laws or regulations from which the projects might benefit, causing such projects to be less viable financially or lessening their positive social or environmental impact.

•
Inflation-Linked Debt Securities Risk. Inflation-linked debt securities are structured to provide protection against inflation. The value of the principal or the interest income paid on an inflation-linked debt security is adjusted to track changes in an official inflation measure. Repayment of the original principal upon maturity (as adjusted upward for inflation, if any) is guaranteed in the case of U.S. Treasury inflation-indexed debt securities. For inflation-linked securities that do not provide a similar guarantee, the adjusted principal value of the securities repaid at maturity may be less than the original principal value. The value of inflation-linked debt securities is expected to change in response to changes in real interest rates. Real interest rates are tied to the relationship between nominal interest rates and the rate of inflation. In periods of deflation, the Fund may have no income at all from such investments. In general, the price of an inflation-linked debt security falls when real interest rates rise, and rises when real interest rates fall. Interest payments on inflation-linked debt securities will vary as the principal and/or interest is adjusted for inflation and can be unpredictable. The principal value of an investment in the Fund is not protected or otherwise guaranteed by virtue of the Fund’s investments in inflation-linked debt securities.

•
Inverse Floater Risk. An inverse floater earns interest at rates that vary inversely to changes in short-term interest rates. An inverse floater produces less income (and may produce no income) and may decline in value when market rates rise. Whereas ordinary fixed income securities suffer a decline in value when market rates rise, this phenomenon is exacerbated in the case of inverse floaters, because when market rates rise, the rate paid by the inverse floater declines, producing greater price and income volatility than a conventional fixed-rate bond with comparable credit quality and maturity. An investment in an inverse floater may involve greater risk than an investment in a fixed rate security. Inverse floaters generally will underperform the market for fixed rate securities in a rising interest rate environment. An inverse floater typically involves leverage, which can magnify the Fund’s losses.

•
Leverage Risk. Leverage amplifies changes in the Fund’s net asset value. Derivatives and when-issued and forward-settling securities may create leverage and can result in losses to the Fund that exceed the amount originally invested and may accelerate the rate of losses. There can be no assurance that the Fund’s use of any leverage will be successful and the Fund’s investment exposure can exceed its net assets, sometimes by a significant amount.

•
Lower-Rated Debt Securities Risk. Lower-rated debt securities (commonly known as “junk bonds”) involve greater risks than investment grade debt securities. Lower-rated debt securities may fluctuate more widely in price and yield and may fall in price during times when the economy is weak or is expected to become weak. Lower-rated debt securities also may be difficult to sell at the time and price the Fund desires. Lower-rated debt securities are considered by the major rating agencies to be predominantly speculative with respect to the issuer’s continuing ability to pay principal and interest and carry a greater risk that the issuer of such securities will default in the timely payment of principal and interest. Issuers of securities that are in default or have defaulted may fail to resume principal or interest payments, in which case the Fund may lose its entire investment. The creditworthiness of issuers of lower-rated debt securities may be more complex to analyze than that of issuers of investment grade debt securities, and the overreliance on credit ratings may present additional risks.

•
Mortgage- and Asset-Backed Securities Risk. The value of mortgage- and asset-backed securities will be influenced by the factors affecting the housing market or the assets underlying the securities. These securities tend to be more sensitive to changes in interest rates than other types of debt securities. In addition, investments in mortgage- and asset-backed securities may be subject to prepayment and extension risk, call risk, credit risk, valuation risk, and illiquid investment risk, sometimes to a higher degree than various other types of debt securities. These securities are also subject to the risk of default on the underlying mortgages or assets, particularly during periods of market downturn, and an unexpectedly high rate of defaults on the underlying assets will adversely affect the security’s value.

•
Other Investment Company Risk. To the extent the Fund invests in ETFs or other investment companies, including money market funds, its performance will be affected by the performance of those other investment companies. Investments in ETFs and other investment companies are subject to the risks of the other investment companies’ investments, as well as to the other investment companies’ expenses.

•
Prepayment and Extension Risk. The Fund’s performance could be affected if borrowers pay back principal on certain debt securities, such as mortgage- or asset-backed securities, before (prepayment) or after (extension) the market anticipates such payments, shortening or lengthening their duration. Due to a decline in interest rates or an excess in cash flow into the issuer, a debt security might be called or otherwise converted, prepaid or redeemed before maturity. As a result of prepayment, the Fund may have to reinvest the proceeds in an investment offering a lower yield, may not benefit from any increase in value that might otherwise result from declining interest rates, and may lose any premium it paid to acquire the security. Conversely, rising market interest rates generally result in slower payoffs or extension, which effectively increases the duration of certain debt securities, heightening interest rate risk and increasing the magnitude of any resulting price declines.

•
Private Placements and Other Restricted Securities Risk. Private placements and other restricted securities may not be listed on an exchange and may have no active trading market. As a result of the absence of a public trading market, the prices of these securities may be more difficult to determine than publicly traded securities and these securities may involve heightened risk as compared to investments in securities of publicly traded companies. Private Placements and other restricted securities may be illiquid, and it frequently can be difficult to sell them at a time when it may otherwise be desirable to do so or the Fund may be able to sell them only at prices that are less than what the Fund regards as their fair market value. Transaction costs may be higher for these securities. In addition, the

Fund may get only limited information about the issuer of a private placement or other restricted security.

•
Risks of Investing in Affiliated Underlying Funds. The Fund may invest in affiliated Underlying Funds. The investment performance of the Fund is directly related to the investment performance of those affiliated Underlying Funds and to the allocation of its assets among those affiliated Underlying Funds. To the extent the Fund’s assets are invested in an affiliated Underlying Fund, the Fund is exposed to the same principal risks as the affiliated Underlying Fund. The Fund is also exposed to the affiliated Underlying Funds’ expenses in direct proportion to the allocation of its assets to the affiliated Underlying Funds, which could result in the duplication of certain fees, including the administration fees that are paid to Neuberger Berman Investment Advisers LLC (“NBIA”). NBIA is the investment manager for both the Fund and the affiliated Underlying Funds and may be deemed to have a conflict of interest in determining the allocation of the Fund to the affiliated Underlying Funds. This conflict of interest is reduced, however, because the Manager has undertaken to waive a portion of the Fund's advisory fee equal to the advisory fee it receives from affiliated Underlying Funds on the Fund’s assets invested in those affiliated Underlying Funds.

•
Tender Option Bonds and Related Securities Risk. The Fund's use of tender option bonds may reduce the Fund's return and/or increase volatility. Tender option bonds are created when municipal bonds are deposited into a trust or other special purpose vehicle, which issues two classes of certificates with varying economic interests. Holders of floating rate certificates receive tax-exempt interest based on short-term rates and may tender the certificates to the trust at face value. Holders of residual income certificates (“inverse floaters”) receive tax-exempt interest at a rate based on the difference between the interest rate earned on the underlying bonds and the interest paid to floating rate certificate holders, and bear the risk that the underlying bonds decline in value. Investments in tender option bonds expose the Fund to counterparty risk and leverage risk. An investment in tender option bonds typically will involve greater risk than an investment in a municipal fixed rate security, including greater risk of loss of principal. Certain tender option bonds may be illiquid. A trust may be terminated if, for example, the issuer of the underlying bond defaults on interest payments or the credit rating assigned to the issuer of the underlying bond is downgraded.

•
U.S. Government Securities Risk. Although the Fund may hold securities that carry U.S. government guarantees, these guarantees do not extend to shares of the Fund itself and do not guarantee the market prices of the securities. Furthermore, not all securities issued by the U.S. government and its agencies and instrumentalities are backed by the full faith and credit of the U.S. Treasury.

•
Variable and Floating Rate Instruments Risk. The market prices of instruments with variable and floating interest rates are generally less sensitive to interest rate changes than are the market prices of instruments with fixed interest rates. Variable and floating rate instruments may decline in value if market interest rates or interest rates paid by such instruments do not move as expected. Certain types of floating rate instruments, such as interests in bank loans, may be subject to greater liquidity risk than other debt securities.

•
When-Issued and Forward-Settling Securities Risk. When-issued and forward-settling securities can have a leverage-like effect on the Fund, which can increase fluctuations in the Fund’s share price; may cause the Fund to liquidate positions when it may not be advantageous to do so, in order to satisfy its purchase obligations; and are subject to the risk that the security will not be issued or that a counterparty will fail to complete the sale or purchase of the security, in which case the Fund may lose the opportunity to purchase or sell the security at the agreed upon price.

•
Zero Coupon Bond Risk. Zero coupon bonds do not make periodic interest payments. Instead, they are sold at a discount from their face value and can be redeemed at face value when they mature. The market value of a zero coupon bond is generally more volatile than the market value of other fixed income securities with similar maturities that make periodic interest payments. Zero coupon bonds may also respond to changes in interest rates to a greater degree than other fixed income securities with similar maturities and credit quality.

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Neuberger Berman Investment Advisers LLC
1290 Avenue of the Americas
New York, New York 10104

www.nb.com
T0109 05/18

FORM OF PROXY	FORM OF PROXY

NEUBERGER BERMAN NEW YORK MUNICIPAL INCOME FUND
SPECIAL MEETING OF SHAREHOLDERS TO BE HELD JUNE 13, 2018
1290 AVENUE OF THE AMERICAS, NEW YORK, NY 10104

THIS PROXY IS BEING SOLICITED BY THE BOARD OF TRUSTEES. The undersigned shareholder(s) of the  Neuberger Berman New York Municipal Income Fund (the “Fund”) hereby appoints as proxies Robert Conti, Brian Kerrane and Claudia A. Brandon and each of them (with power of substitution), to vote all shares of the Fund which the undersigned is entitled to vote, at the Special Meeting of Shareholders to be held on June 13, 2018 at 2:30 p.m., Eastern Time, at the offices of Neuberger Berman Investment Advisers LLC, 1290 Avenue of the Americas, New York, New York, and at any or all adjournments or postponements thereof. In their discretion, the proxy holders named above are authorized to vote upon such other matters as may properly come before the meeting or any adjournments or postponements.

RECEIPT OF THE NOTICE OF THE SPECIAL MEETING AND THE ACCOMPANYING PROXY STATEMENT IS HEREBY ACKNOWLEDGED. THIS PROXY CARD WILL BE VOTED AS INSTRUCTED. IF NO SPECIFICATION IS MADE AND THE PROXY CARD IS EXECUTED, THE PROXY CARD WILL BE VOTED “FOR” THE PROPOSAL SET FORTH ON THE REVERSE.

CONTROL #:

SHARES:

Note: Please date and sign exactly as the name appears on this proxy card.  When shares are held by joint owners/tenants, at least one holder should sign.  When signing in a fiduciary capacity, such as executor, administrator, trustee, attorney, guardian, etc., please so indicate.  Corporate and partnership proxies should be signed by an authorized person.

Signature(s) (Title(s), if applicable)

Date

PLEASE VOTE VIA THE INTERNET OR TELEPHONE OR MARK, SIGN, DATE AND RETURN THIS PROXY USING THE ENCLOSED ENVELOPE
CONTINUED ON THE REVERSE SIDE

EVERY SHAREHOLDER’S VOTE IS IMPORTANT!
VOTE THIS PROXY CARD TODAY!

THERE ARE 3 EASY WAYS TO VOTE YOUR PROXY:

1.
By Phone: Call Okapi Partners toll-free at: (888) 785-6673 to vote with a live proxy services representative.  Representatives are available to take your vote or to answer any questions Monday through Friday 9:00 AM to 9:00 PM (EST).

OR

2.	By Internet: Refer to your proxy card for the control number and go to: WWW.OKAPIVOTE.COM/NBNYMuni2018 and follow the simple on-screen instructions.

OR

3.	By Mail: Sign, Date, and Return this proxy card using the enclosed postage-paid envelope.

If possible, please utilize option 1 or 2 to ensure that your vote is received and registered in time for the meeting on June 13, 2018

THE BOARD OF TRUSTEES RECOMMENDS A VOTE “FOR” THE PROPOSAL

	FOR	AGAINST	ABSTAIN

1.
To approve a change to the Fund’s fundamental policy to no longer require that the Fund invest 80% of its net assets in securities of municipal issuers that provide interest income that is exempt from New York State and New York City personal income taxes, to add that the Fund may invest in other investments that provide investment exposure to securities of municipal issuers that provide interest income that is exempt from federal income tax, and to add that the phrase “net assets” in the fundamental policy includes any borrowings for investment purposes.
	☐	☐	☐

You may have received more than one proxy card due to multiple investments in the Fund.

PLEASE REMEMBER TO VOTE ALL OF YOUR PROXY CARDS!

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE UPPER PORTION IN THE ENCLOSED ENVELOPE.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
NEUBERGER BERMAN NEW YORK MUNICIPAL INCOME FUND SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD ON JUNE 13, 2018

THE PROXY STATEMENT AND THE NOTICE OF SPECIAL MEETING OF SHAREHOLDERS FOR THIS MEETING
ARE AVAILABLE AT: WWW.OKAPIVOTE.COM/NBNYMUNI

IF YOU PLAN TO ATTEND THE MEETING, PLEASE CALL (888) 785-6673.